Exhibit 21


                                                      State or Place
         Subsidiary                                  of Incorporation
         ----------                                  ----------------

         ClearComm License LLC                       Delaware

         ClearComm West, LLC                         Delaware

         ClearComm de Puerto Rico                    Delaware

         NewComm Wireless Services, Inc.             Puerto Rico

         ClearCorp., LLC                             Delaware

         CommClear, LLC                              Delaware